Exhibit 4.10

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STATUTORY TRUST REGISTRATION OF "MIDWEST GUARANTY TRUST I", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF OCTOBER, A.D. 2002, AT 9 O'CLOCK A.M.

CERTIFICATE OF TRUST

OF

MIDWEST GUARANTY TRUST I

     THIS CERTIFICATE OF TRUST OF Midwest Guaranty Trust I (the "Trust"), is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act 12 Del.C. §§ 3801, et seq. (the "Act").

     1.     NAME.  The name of the statutory trust formed hereby is Midwest Guaranty Trust I.

     2.     RESIDENT TRUSTEE. The name and business address of the trustee of the Trust meeting the requirements of Section 3807 of the Act is Wells Fargo Delaware Trust Company, 919 N. Market Street, 7th Floor, Wilmington, Delaware 19801, Attention: Corporate Trust Administration.

     3.     EFFECTIVE DATE. This Certificate of Trust will be effective upon filing.

     IN WITNESS WHEREOF, each of the undersigned, being a trustee of the Trust, has executed this Certificate of Trust in accordance with the Act.

WELLS FARGO DELAWARE TRUST COMPANY, as trustee By: /s/ Edward L. Truitt, Jr. Name: Edward L. Truitt, Jr. Title: Vice President